Exhibit (p)(2)

AKRE CAPITAL MANAGEMENT, LLC
CODE OF ETHICS
Adopted Under Rule 17j-1

Akre Capital Management, LLC (the "Adviser"), is confident that its Officers, Directors, and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the FBR Small Cap Value Fund (the "Fund") interests where Officers, Directors or employees:

  know about the Fund's present or future Fund portfolio transactions; or
  have the power to influence Fund portfolio transactions; and
  engage in Securities transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 ("1940 Act"), the Adviser has adopted this Code of Ethics (the "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix I).

1.    About this Code of Ethics

A. Who is covered by the Code of Ethics?

  All Officers;
  All Directors; and
  All employees.

B. What rules apply to me?

This Code sets forth specific prohibitions regarding Securities transactions. All Officers, Directors and employees of the Adviser are considered both access persons and investment personnel, as defined in Appendix I attached hereto. As such, all of the prohibitions and restrictions contained in this Code are universally applicable. The Code also sets out certain reporting requirements attached in Part A.

 2.    Statement of General Principles.

  In recognition of the trust and confidence placed in the Adviser by the Fund, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following universally applicable principles:

  A. The interests of the Fund's shareholders are paramount. Shareholder interests must be placed before personal interest.

  B. All personal Securities transactions must be accomplished in a manner that avoids conflict between your personal interests and those of the Fund and its shareholders.

  C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

3.    Prohibitions and Restrictions Applicable to Akre Capital Management, LLC Personnel.

  A. Prohibition Against Fraud, Deceit and Manipulation.

You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

  1. employ any device, scheme or artifice to defraud the Fund;

  2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

  3. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

  4. engage in any manipulative practice with respect to the Fund.

  B. Limits on Accepting or Receiving Gifts.

  You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund. [For purposes of this Code the term "de minimus" means a gift with a value of less than $100.]

  C. Insider Trading Procedures

  The Akre Capital Management, LLC Insider Trading Compliance Procedures apply to all employees of the Adviser.

  D. Same Day Blackout on Personal Securities Transactions.

  You cannot purchase or sell, directly or indirectly, any Security in which you have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) Security is being purchased or sold by Fund.

  E. Pre-Approval of Investments in IPOs and Limited Offerings.

  You must obtain approval from the President before acquiring beneficial ownership of any Securities offered in an initial public offering or a limited offering.

4.    Reporting Requirements.

  Subject to Section 7 hereof, all Officers, Directors and employees must comply with the reporting requirements set forth in Part A.

5.    Review and Enforcement of the Adviser's Code.

A. Appointment of a Review Officer.

A review officer (the "Review Officer") will be appointed by the President to perform the duties described in this Section 5. The President will provide the name of the Review Officer to each access person at the time each such person becomes an access person.

B. The Review Officer's Duties and Responsibilities.

  The Review Officer shall notify each person who becomes an access person, of the reporting obligations under this Code at the time such person becomes an access person.
  The Review Officer will, on a quarterly basis, compare all reported personal Securities transactions with the Fund's completed portfolio transactions and a list of Securities being considered for purchase or sale by the Adviser (if such a list exists), to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.
  If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President. The President will determine whether the person violated the Code.
  No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.
  The Review Officer will report his or her own Securities transactions to an Alternate Review Officer on a quarterly basis, which Alternative Review Officer shall otherwise fulfill the duties of the Review Officer with respect to Securities transactions so reported.

C. Resolution; Sanction(s).

If the Review Officer finds that a person has violated the Code, the Review Officer will approve a proposed resolution of the situation or, if appropriate and in consultation with the President, impose upon the person sanctions that the Review Officer deems appropriate and will report the violation and the resolution and/or sanction imposed to the Fund's Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report. [If the Review Officer believes that the President has violated the Code, the Review Officer shall confer with the Adviser's legal counsel.]

 6.    Annual Written Report to the Board

  At least once a year, the Adviser will provide the Fund's Board of Trustees a written report that includes:

  A. Issues Arising Under the Code. The report will describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violation(s), and any resulting sanction(s); and

  B. Certification and Adoption. The report will certify to the Board that the Adviser has adopted measures reasonably necessary to prevent its access persons from violating the Code.

7.    Interrelationship With the Fund's Code of Ethics.

A. General Principle.

A person who is both an Officer and/or Trustee of the Fund and an Officer, Director, and/or employee of the Adviser, is only required to report under this Code of Ethics.

B. Procedures. The President of the Adviser shall:
    Submit to the Board of Trustees of the Fund a copy of this code of ethics;
    Promptly furnish to the Fund, upon request, copies of any reports made under this code of ethics by any person who is also covered by the Fund's code;
    Promptly report to the Fund in writing any material amendments to this code of ethics; and
    Immediately furnish to the Fund, without request, all material information regarding any violation of this code of ethics by any person.
8.    Recordkeeping.

  The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission.

  A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

  B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

  C. A copy of each report made by an access person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

  D. A record of all persons who are, or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

  E. A copy of each annual written report to the Board, required by Section 6 of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

  F. The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

9.    Miscellaneous.

  A. Confidentiality. Except as otherwise provided herein, all personal Securities transactions reports and any other information filed under this Code will be treated as confidential, provided that such reports and related information may be produced to the Securities and Exchange Commission and other regulatory agencies.

  B. Interpretation of Provisions. The President may from time to time adopt such interpretations of this Code as he deems appropriate.

  C. Compliance Certification. Every year, you must certify that you have read, understood, and complied with this Code and the reporting requirements of this Code of Ethics. An Annual Compliance Certification is attached as Appendix V.

  Amended this 14th day
  of December, 2000.

PART A
Officers, Directors, and Employees

10.    List of Securities Holdings

  A. Initial Holdings Report.

  You must submit a listing of all Securities beneficially owned within 10 days of the date you first become an access person of the Adviser. An Initial Holdings Report Form is attached as Appendix III.

  You must provide the Review Officer with a complete listing of all Securities you beneficially own as of March 31, 2000.

  The report must contain the following information:

  1. Title, number of shares and principal amount of each Security;

  2. The name of any broker, dealer or bank with whom you maintain an account in which Securities are held; and

  3. The date your report is submitted.

  B. Annual Holdings Report.

  Each year, you must submit a report to the Review Officer disclosing the Securities you beneficially own as of December 31st of that year. The report must contain the same type of information as in your Initial Holdings Report. An Annual Holdings Report Form is attached as Appendix IV.

11.    Required Transaction Reports.

A. Quarterly Transaction Reports and Accounts Established:

1. On a quarterly basis, you must report transactions in Securities, as well as any Securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected or an account was established. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2. If you had no reportable transactions or did not open any Securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

3. Remember: You are not required to report your transactions under the Fund's Code if you are required to file reports under this Code.

B. What Securities Transactions and Accounts are Covered Under Your Quarterly Reporting Obligation?

You must report all transactions in Securities in which you have or acquire direct or indirect beneficial ownership. The report must also include any account you established in which Securities were held for your direct or indirect benefit during the quarter.

C. What Securities Transactions May Be Excluded from Your Report?

You are not required to detail or list the following Securities or transactions on your report:

      Purchases or sales effected for any account over which you have no direct or indirect influence or control.
      Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase Securities issued by your employer.
      Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.
      Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

APPENDIX I

Definitions

Access person includes any officer, director or employee of the Adviser.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the beneficial owner of any Securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of Securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting Securities is presumed to give the holder of such Securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Initial public offering (IPO) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

Investment personnel means any officer, director or employee of the Adviser. As of December 13, 2000 the Adviser's investment personnel include:

Charles T. Akre, Jr.
David Rainey
Melissa Ronaldson
Coreen Ross Rigoli

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) in the Securities Act of 1933 or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end funds.

A Security held or to be acquired by the Fund means any Security that within the most recent 15 days, (i) is or has been held by the Fund, or is being or has been considered by the Adviser for purchase or sale by the Fund and (ii), any option to purchase or sell, and any Security convertible into or exchangeable for any Security described above in (i).

A Security is being purchased or sold by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A Security is being considered for purchase or sale by a Fund when a Security is identified as such by the Adviser to the Fund.

APPENDIX II

AKRE CAPITAL MANAGEMENT, LLC

Quarterly Personal Securities Transactions Report

Name of Reporting Person:
Calendar Quarter Ended:

Name of Issuer	Date of Transaction	Title of Security	No. of Shares/ Principal Amount	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you had no reportable transactions during the quarter, please check here. +++

If you established an account within the last quarter, please provide the following information:
Name of Broker, Dealer or Bank	Date Account was Established	Interest Rate (if applicable)	Maturity Date (if applicable)	Date Report Submitted by Access Person

If you did not establish a Securities account within the last quarter, please check here. ___

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.________________________________ _____________________________________________________________

Signature                                                                                Date

APPENDIX III

AKRE CAPITAL MANAGEMENT, LLC

Initial Holdings Report

Name of Reporting Person:
Effective Date of Access Person Status:
Date Report Submitted:

Title of Security	No. Of Shares	Principal Amount

If you had no reportable transactions during the quarter, please check here. ___

If you established an account within the last quarter, please provide the following information:
Name of Broker, Dealer or Bank	Date Account was Established	Interest Rate (if applicable)	Maturity Date (if applicable)

If you did not establish a Securities account within the last quarter, please check here. +++

If you to disclaim beneficial ownership of one or more

Securities reported above, please describe below and indicate which Securities are at issue.

Signature                                                                      Date

APPENDIX IV

AKRE CAPITAL MANAGEMENT, LLC

Annual Holdings Report

Name of Reporting Person:
Date Report Submitted:
Calendar Year Ended:

Note: All information in this Report must be current as of a date no more than 30 days prior to its submission.
Title of Security	No. Of Shares	Principal Amount

If you had no reportable transactions during the quarter, please check here. +++

If you established an account within the last quarter, please provide the following information:
Name of Broker, Dealer or Bank	Date Account was Established	Interest Rate (if applicable)	Maturity Date (if applicable)

If you did not establish a Securities account within the last quarter, please check here. ___

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.

Signature                                                              Date

Appendix V

ANNUAL COMPLIANCE CERTIFICATION

I have recently read and reviewed the Fund's Code of Ethics. I understand such policies and procedures and recognize that I am subject to them, and understand the penalties for non-compliance. I certify that I am in full compliance with the Fund's Code of Ethics. I further certify that I have fully and accurately completed this Certificate. If there are any exceptions, they are fully disclosed below.

EXCEPTIONS (described fully):

Signature:

Name:
(please print)

Date:

Please return this form to the Review Officer not later than April 30, 2000.

Appendix VI

INVESTMENT ADVISER CERTIFICATION

Akre Capital Management, LLC, investment adviser to the FBR Small Cap Value Fund, hereby certifies to the Fund's Board of Trustees, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

Charles T. Akre, Jr.                                                                                                                           Date
Managing Member, Akre Capital Management, LLC